THIS LEASE AMENDING AGREEMENT made the 26th day of May, 2005

BETWEEN:

          YARMOUTH AREA INDUSTRIAL COMMISSION, an incorporated Society under the laws of Nova Scotia

          ("Landlord")

                                        - and -

          RCOM CANADA, CORP., an unlimited company under the laws of Nova Scotia

          ("Tenant")

WHEREAS by a lease dated April 2001 (the "Lease") made between the Landlord and the Tenant, the Landlord, demised and leased unto the Tenant the lands and premises situate at 62 RCOM Drive, County of Yarmouth and Province of Nova
Scotia, more particularly described in Schedule "A" attached to the Lease (the
"Building"), which include a building and facilities containing approximately
20,400 square feet of useable/rentable area on the main level of the Building
("Phase 1 Premises") together with certain rights and at the rent and subject to the terms, covenants and conditions contained in the Lease for a term of five
(5) years to be fully completed on the 31st day of August, 2006.

AND WHEREAS the Landlord has agreed to lease to the Tenant an additional 10,000 square feet of useable/rentable area on the main level of the Building ("Phase 2
Premises"), and the Landlord and the Tenant agreed to amend the terms and conditions of the Lease in the manner hereinafter stated.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenant and agreements herein contained, the parties hereto agree as follows:

1.   PHASE I AND PHASE 2 PREMISES
     The Landlord hereby leases to the Tenant the Phase 1 and Phase 2 Premises comprised of approximately 30,400 square feet of the total space, and more specifically as shown on Schedule "A", as adjusted and verified in accordance with paragraph 1(h) of this Lease Amendment ("Leased Premises")
     on the terms and conditions as follows:

     (a) TERM
     The term of this Lease Amendment shall be for three (3) years commencing on
     September 1 ,2006 (the "Commencement Date"), and expiring on the 31st day of August, 2009 (the "Lease Term"). It is agreed that the Lease Term shall automatically renew in one-year increments for five (5) additional years, unless the Landlord is notified otherwise by the Tenant. It is further agreed between the parties that the Tenant may terminate the Lease on six month's written notice to the Landlord after the expiration of the third year of the Lease.

     (b) NET RENT
     The Tenant shall pay to the Landlord net rent ("Net Rent") in equal monthly installments in advance on the first day of each calendar month of the
     Lease Term as follows:

     Years 1-3
     At the rate of SIX DOLLARS ($6.00) per square foot of Rentable Area per annum or ONE HUNDRED EIGHTY TWO THOUSAND FOUR HUNDRED DOLLARS ($182,400.00)
     per annum.

     Year 4
     SIX DOLLARS AND TWENTY-FIVE CENTS ($6.25) per square foot of Rental Area per annum.

     Year 5
     SIX DOLLARS AND FIFTY CENTS ($6.50) per square foot of Rental Area per annum.

     Year 6
     SIX DOLLARS AND SEVENTY-FIVE CENTS ($6.75) per square food of Rental Area per annum.

     Year 7
     SEVEN DOLLARS ($7.00) per square foot of Rental Area per annum.

     Year 8
     SEVEN DOLLARS AND TWENTY-FIVE CENTS ($7.25) per square foot of Rental Area per annum.

     (c) ADDITIONAL RENT
     It is understood that the Tenant shall pay to the Landlord Additional Rent, to cover such costs as the realty tax and exterior operating costs, such as snow removal, landscaping and major structural and systems repairs, for the
     Leased Premises. This Additional Rent shall be in the amount of TWO DOLLARS
     AND FIFTY CENTS ($2.50) per square foot of Rental Area per annum for the entire eight (8) year potential Lease Term (__________, 20___ to
     __________, 20____).

     In addition to Additional Rent, the Tenant shall pay directly all charges specifically assessed to the Leased Premises throughout the Lease Term, for cleaning and waste removal, electricity, HVAC, annual HVAC maintenance contract (exclusive of repairs) and business occupancy tax. For clarification, it is agreed and understood that the HVAC system for the
     Leased Premises will be a dedicated system and will be controlled by the
     Tenant from within the Leased Premises, 24 hours a day, seven days a week.

     It is understood that if the Tenant experiences a delay in occupying the

     Phase 2 portion of the Leased Premises or needs to vacate the Phase 2
     Leased Premises at any time during the Lease Term, the Landlord agrees to reduce "Additional Rent" accordingly to reflect any decreased cost associated with the Phase 2 Leased Premises being vacant.

     (d) BUSINESS OCCUPANCY TAXES AND REAL PROPERTY TAXES
     The Parties acknowledge that it is likely the Province of Nova Scotia will terminate business occupancy taxes thereby increasing real property taxes.
     The Tenant is currently responsible for paying its business occupancy tax.
     The Parties agree that if the business occupancy tax is terminated and real property taxes are increased in relation to the property then the Tenant shall pay the increase in real property taxes each year, being the difference between the real property taxes for the year previous to business occupancy taxes being terminated and the real property taxes after the business occupancy taxes have been terminated. The real property tax for the property for the year 2004-2005 was $33,371.03 and the start date for a given tax year is April 1st 2005-2006.

     (e) PRIOR ENTRY
     The Leased Premises shall be available for occupancy by the Tenant for installation of its trade fixtures, on/or before _______________ , 20____
     ("the Prior Entry Date"). It is agreed and understood that the Tenant will remain governed by all applicable terms of the Lease as if the Lease were in full force and effect, save only as to any Net Rent and Additional Rent payable which in no event shall commence prior to the Commencement Date.

     In the event the Leased Premises are not substantially completed, to the
     Tenant's satisfaction and available for occupancy by the Tenant for installation of its trade fixtures on/or before _______________, 20____, for causes within Landlord's control, the Landlord shall adjust the
     Commencement Date to thirty (30) days from the date of satisfactory delivery of the finished premises to the Tenant, at Tenant's sole discretion, acting reasonably.

     In the event Landlord fails to so complete the Leased Premises for causes beyond Landlord's control, such as, strikes, acts of God, then the Prior
     Entry and Commencement Dates shall be postponed for the period of such delay.

     (f) LANDLORD'S WORK
     Provided this Lease Amendment has been executed by both parties, the
     Landlord agrees that it shall be responsible, for all of its items identified in Schedule "B", at it's sole cost, and they shall remain the sole property of the Landlord.

     (g) TENANT'S IMPROVEMENTS
     In addition to the Landlord's Work, the Landlord agrees to undertake the
     Tenants leasehold improvement consistent with details based on final mutually agreeable finished specifications and the final construction plan to be prepared by the Landlord's Architect. The Tenant agrees that they shall be responsible for these leasehold improvements and for the costs of these leasehold improvements.

     The nature and scope of the Tenant's Work shall be mutually agreed upon by both parties in writing, prior to commencement of construction. It is agreed that the Landlord will act as project manager for design and construction of the Tenant's leasehold improvements and that this service will be provided at no additional cost to the Tenant. The Tenant shall be responsible for design and construction costs of Tenant's leasehold improvements.

     Notwithstanding the above, it is agreed and understood that the Tenant will act reasonably and diligently in the approval of finished specifications and construction plans submitted by the Landlord's Architect.

     It is agreed and understood that RCOM Inc. or its nominee, may at its option, install and supply the following items at their own expense:

     Hook-up of systems furniture (including electrical hook-up) Voice and data cabling Furniture and appliances Other Tenant Leasehold Improvements

     The Landlord agrees to contribute to a maximum of $125,000.00, including
     HST, of the Tenants cost for the following improvements if the Tenant shall choose to do the same:

     (i)    Expansion of existing security camera system to provide total site coverage.

     (ii)   Upgrading of the existing lunch room to include hot food kitchen capability.

     (iii)  Installation of an upgraded fire-suppression system in the server room.

     (iv)   Installation of a backup air conditioning system in the server room.

     (v)    Installation of an interoffice video conferencing system.

     (vi)   Construction of an improved employee outside break area.

     (h) AREA MEASUREMENT
     The area of the Leased Premises shall be verified by the Landlord's architect in accordance with B.O.M.A. measurement methods and a signed certificate stating the actual measurement of the Leased Premises shall be issued to the Tenant. The actual rental shall be adjusted upwards or downwards in accordance with actual area measurement.

     (i) RIGHT TO RENEW

          (a) For the purposes of this section (i) the term default shall be defined as meaning any material breach under the Lease or this Lease
          Amendment that has not been remedied by the Tenant, within a reasonable period, of the Tenant receiving written notification of such breach from the Landlord.

          (b) Provided it is not in Default under the Lease or this Lease
          Amendment and provided it gives notice to the Landlord at least six

          (6) months prior to the expiry of the final automatically renewed
          Lease Term, the Tenant shall have the option to renew the lease for three (3) successive further terms of three (3) years each, under the same terms and conditions as herein provided, except as follows:

               I)   term rent and additional rent to be agreed upon.

     (j) RESTORATION/MAKE GOOD

     It is agreed that the Tenant shall not have the obligation to restore the
     Leased Premises to base building or original condition at the termination of this Lease Amendment, other than major structural changes, and the
     Landlord agreed to accept the Leased Premises in the condition and configuration in which they are structured at the termination of this Lease
     Amendment.

     (k) HARMONIZED SALES TAX
     All amounts to be paid hereunder shall be paid in Canadian funds and all amounts referred to herein are exclusive of any applicable Harmonized Sales
     Tax (with the exception of funds paid in letter "g") which shall be in addition thereto and shall be paid by the appropriate party.

     (l) RESTRICTIVE COVENANTS
     The Landlord represents and warrants that there are no restrictive covenants in place with existing tenants or otherwise, which would prevent the Tenant from entering into a lease with the Landlord at the Building.

     (m) TENANTS CONDITIONS PRECEDENT
     The obligation of the Tenant to be bound by the terms of this Lease
     Amendment is subject to the following conditions precedent:

          a) The Tenant receiving a contractual binding commitment from the
          Government of Nova Scotia to provide financial incentives to the
          Tenant, in an amount and on terms acceptable to the Tenant to be determined on or before Twenty (20) Business Days from the date of acceptance of this Lease Amendment by both parties and confirmed in writing by the Tenant

          b) The Tenant providing written confirmation approving the plans for the Leased Premises prior to the commencement of construction.

     The above conditions are for the sole benefit of the Tenant. If the Tenant fails to notify the Landlord by 5:00 p.m. on the 20th day following the date of acceptance of this Lease Amendment for satisfaction of a condition precedent that such condition precedent has been satisfied or waived, then this Lease Amendment shall be deemed null and void and neither party will have any further legal or financial obligation to the other.

     (n) SIGNAGE
     The Tenant, at the Tenant's expense shall have the right to install
     Landlord approved exterior signage on the bulkhead area above the Leased
     Premises. The Tenant's signage shall include its corporate logo and read

     "Register.com". The Tenant shall insure, erect and maintain such signage at its own expense, and shall obtain all necessary municipal and other permits and approvals. Notwithstanding the above, it is agreed and understood that the Tenant shall be entitled to change the name and corporate logo on such signage from time to time.

     (o) ACCESS
     It is agreed that the Tenant, its employees, and invitees shall have the right, twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term and any renewal thereof to have access to the Leased
     Premises and parking facilities for the building.

     (p) HOURS OF OPERATION
     The Tenant shall occupy the Leased Premises on such lawful days and such lawful hours as the Tenant in its sole discretion shall determine.

     (q) RELOCATION
     During the Lease Term and any renewal thereof, the Lease shall not contain any provision permitting the Landlord to relocate the Tenant.

     (r) NON DISTURBANCE
     The Landlord shall provide the Tenant, at the Landlord's cost a
     Non-Disturbance Agreement from any mortgages of the Building and property.
     The Landlord shall also, if and when the Landlord changes or the property of which the Leased Premises are located is mortgaged, changed or granted as security for any reason, use its reasonable efforts to provide a
     Non-Disturbance Agreement from any future head landlord or present or future mortgagee or other person in whose favor the property is secured, and in the case of a future landlord, mortgagee or secured party, prior to such party becoming a landlord, mortgagee or secured party.

     (s) NON-ASSIGNMENT
     The Lease or this Lease Amendment may not be assigned by the Landlord or
     Tenant without the prior consent of the other, not to be unreasonably withheld.

     (t) PARKING
     Throughout the Lease Term and any subsequent renewals, the Landlord shall provide the Tenant with three hundred (300) non-designated outside parking spaces, immediately adjacent to the Leased Premises, in the Building parking lot, free of charge. The parking will be paved surface parking, adjacent to the premises and will be lighted. The Landlord shall designate ten (10) visitor/staff parking stalls by appropriate signage immediately adjacent to the Leased Premises and further agrees to designate handicap parking according to building code.

     In the event the Tenant requires additional parking spaces over and above the 300 as stipulated above, the Landlord agrees to remedy the problem immediately with a mutually agreeable solution.

2.   NOTICES

     All notices to be given under the Lease or this Lease Amendment shall be in writing and shall be communicated by personal delivery, by internationally recognized overnight courier (such as FEDEX or UPS) as well as by facsimile:

     In the case of RCOM:
     PO Box 100
     Yarmouth, NS
     Fax: (902)749-5878

     And to Register.com's in-house General Counsel:
     Register.com
     Attention: Legal Department
     575 Eighth Ave. 11th floor
     New York, NY 10018
     Fax: 212-594-9446

     And to Register.com's Property Manager: or CEO
     Register.com
     Attention: Property Manager or CEO
     575 Eighth Ave. 11th floor
     New York, NY 10018
     Fax:800-932-7179

     In the case of the Landlord:
     Yarmouth Area Industrial Commission
     PO Box 131
     Yarmouth, NS
     Fax: (902)749-0375

     Provided that either party may, by notice to the other, designate another address to which notices mailed or delivered more than ten days thereafter shall be addressed.

3.   FACSIMILE AND COUNTERPARTS
     This Lease Amendment may be delivered by facsimile machine and signed on a facsimile copy. Both parties accept the facsimile copy as a legal and binding document. The originals will be delivered to the Landlord and
     Tenant once this Lease Amendment is fully executed. It is further agreed that this Lease Amendment may be executed in one or more counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall for all purposes constitute one agreement, binding on the parties, notwithstanding the fact that all parties have not signed the same counterpart.

4.   ORIGINAL LEASE
     All other terms and conditions of the Lease shall remain in full force and effect and shall be read with any changes required by the forgoing amendments and any capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Agreement. In the event of any conflict or inconsistency between the Lease and the provisions of this
     Amending Agreement the latter shall prevail to the extent necessary to resolve any such conflict or inconsistency.

5.   SUCCESSORS AND ASSIGNS
     This Lease Agreement shall enure to the benefit of and be binding upon the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the Parties have executed this Lease Amendment, this 26th day of May, 2005.

SIGNED, SEALED AND DELIVERED            )        YARMOUTH AREA INDUSTRIAL
            In the Presence of:         )        COMMISSION
                                        )
                                        )        /s/ J.R. Rose
                                        )        ------------------------------
                                        )        Per:
                                        )
                                        )        /s/ Frank Anderson
/s/ Raymond Jacquard                    )        ------------------------------
--------------------------------        )        Per:
Witness                                 )
                                        )        RCOM CANADA
                                        )
                                        )        /s/ Peter Forman
                                        )        ------------------------------
                                        )        Per:
                                        )
                                        )        President
/s/ Roni Jacobson                       )        ------------------------------
--------------------------------        )        Per:
Witness as to P. Forman signature       )
                                        )

                                  SCHEDULE "A"

                                  SCHEDULE "B"

The Landlord, at the Landlord's expense shall provide the following:

ARCHITECT & ENGINEERING DRAWINGS & SPECIFICATIONS: Complete architectural and engineering drawings and specifications for the Premises required to complete the Landlord's and Tenant's Work in accordance with the Tenant's Design
Requirements, which Design Requirements shall include, but not be limited to, the requirement that the Phase 2 Premises be fully integrated and conjoined with the Phase 1 Premises and in addition, that the Phase 2 Premises incorporate the same design and look as the Phase 1 Premises so that, for all purposes, it appears to be one structure.

ELECTRICAL & CABLE DISTRIBUTION: Electrical service shall be provided to the demised premises sufficient to provide 5 watts per rentable square foot at 120 volt for power distribution and 2 watts per rentable square foot at 346 Volt for lighting. Voice and data outlets shall be roughed in with draw strings or pack poles to all areas in the Premises, based on final design requirements of
Tenant.

CEILING HEIGHT: To be 11.0 feet above the concrete floor.

PLUMBING: Water and sewage service to the demised premises to confirm with municipal and provincial code and of adequate capacity to meet Tenant requirements.

WASHROOM: The premises shall have finished men's and women's washrooms, to be mutually agreed upon, complete with partitions, fixtures and ventilation and in sufficient number to conform to municipal and provincial code.

CEILING: Supply and installation of 2 X 4 grid suspended t-bar ceiling including
3/4 inch lay in acoustical ceiling tiles.

INTERIOR LIGHTING: Supply and installation of 2 X 4 T8 luminaries fixtures to the demised premises with energy saving ballast's providing 60 foot candles throughout using 3" X 3" deep cell parabolic lenses in open and meeting room areas. K12 plastic lenses shall be installed in the utility and storage rooms.
Circuiting for night lighting and emergency exit lighting shall also be provided. Pot lights complete with dimmers shall be provided in all training rooms, meeting rooms, reception, hallways and lunch room in accordance with the
Tenant's Design Requirements.

DEMISING WALLS: Drywall, tape, sand and prime the interior of all exterior walls, cores, demising walls and all columns, finished to receive paint or vinyl

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wall covering. All demising walls to be constructed of 2 X 6 metal studs insulated for soundproofing to underside of deck with appropriate fire ratings in accordance with municipal and provincial building code. Landlord shall provide a finish coat of paint or wallpaper in all areas throughout the Premises based on final design requirements of Tenant.

BREEZEWAY: Either covered or not covered. Adjoining main entrance. No additional rent charge.

HVAC: Separate system for premises distributed and zoned consistent with the demised premises and of adequate capacity to fulfill the solar loads, people loads of one person per 100 square feet, lighting load of 2.0 watts per rentable square foot, and equipment power loads of 5.0 watts per square foot (excluding power requirements for any of the Building's equipment). The system shall be capable of running 24 hours, 7 days a week. A separate Air Conditioning unit shall be provided and installed in the Tenant's network room to provide 24 hour cooling. All units shall be provided with economizer cycle and heat reclaiming capabilities.

SPRINKLER SYSTEM: A complete IAO approved fire sprinkler system with remote installed at ceiling height, meeting the requirements of the final layout of the demised premises. In addition a multizone fire alarm system with remote alarm monitoring shall be installed throughout the building. A preaction system shall be provided for the Tenant's computer room and electrical room.

WINDOWS: The Landlord shall provide exterior windows in accordance with the final specifications for the Building to be mutually agreed by both the Landlord and Tenant.

WINDOW COVERINGS: Aluminum horizontal mini-blinds to be supplied and installed on all exterior and interior windows. Blinds shall be Hunter Douglas grade or equivalent.

SIGNAGE: Landlord will provide electrical power source to the exterior of the building where the Register.com signage will be installed.

FLOOR: Floor throughout demised premises shall be smooth, monolithic concrete floor ready for Tenant finish. Carpeting and floor tile shall be supplied and installed by the Landlord according to final design requirements of Tenant. The parties shall agree on costs of flooring.

ENTRANCE: Separate entrance door(s) required into demised premises for employees and general public in accordance with the Tenant's Design Requirements.

REMOTE SWITCHING CENTRE (RSC): A mutually agreeable area in the Building

                                       11

shall be designated for the Remote Switching Centre in accordance with the telephone company specifications. It is agreed and understood that this location shall have access to a secure external entrance for installation and repairs.

FIRE & SAFETY SYSTEMS: Landlord to provide fire spray retardant on the ceiling deck of the premises in addition to installation of all required fire hose cabinets and all other life safety systems in accordance with Building Codes.

EXTERIOR LIGHTING: The parking area will be illuminated by freestanding light standards. Illumination levels will be as per the recommendation of the
Illuminating Engineers Society of Canada.

LANDSCAPING: The Landlord agrees to incorporate upgraded landscaping in the area outside of the Tenants main entrance to the Premises, in accordance with the
Tenant's Design Requirements.

STANDARD OF WORK: All Landlord's work shall be done and completed in a good and workmanlike manner in full compliance with the Building Code and all other applicable municipal, provincial and federal laws.

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